Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of them of a statement on Schedule 13G (including any amendments thereto) with respect to the securities of Four Seasons Education (Cayman) Inc., and further agree that this Joint Filing Agreement be included as an exhibit to such Schedule 13GD. In evidence thereof, the undersigned hereby execute this agreement this 14th day of February, 2018.

CRIMSON CAPITAL PARTNERS III, L.P.

By:	HML Clipper Capital Management, L.P., its general partner

By:	Crimson Asset Management Partners, Ltd. its general partner

By:	/s/ JOHN-PAUL HO
Name: John-Paul Ho
Title: Director

HML Clipper Capital Management, L.P.

By:	Crimson Asset Management Partners Ltd. its general partner

By:	/s/ JOHN-PAUL HO
Name: John-Paul Ho
Title: Director

Crimson Asset Management Partners Ltd.

By:	/s/ JOHN-PAUL HO
Name: John-Paul Ho
Title: Director

Sandhill Investment Holding Limited

By:	/s/ Yi Zuo
Name: Yi Zuo
Title: Director

JOHN-PAUL HO

By:	/s/ JOHN-PAUL HO

Yu-Whei Chang

By:	/s/ Yu-Whei Chang

Yi Zuo

By:	/s/ Yi Zuo

[Signature Page to Joint Filing Agreement]